press release
corescientific.com

Core Scientific Announces
March 2024 Production and Operations Updates
•Earned 906 self-mined bitcoin and our customers earned an estimated 309 bitcoin at our data centers in March for a first quarter total of 2,825 self-mined bitcoin and an estimated 970 customer-earned bitcoin
•Deployed first shipment of approximately 2,500 S21 miners from previously announced order
•Expanded owned operational infrastructure to 745 megawatts
•Operated approximately 224,000 owned and hosted bitcoin miners for a total energized hash rate of 25.6 exahash as of March 31, 2024
•Delivered 16 megawatts of infrastructure for high-performance computing client more than 30 days ahead of schedule
AUSTIN, Texas, Apr. 5, 2024 – Core Scientific, Inc. (Nasdaq: CORZ) ("Core Scientific" or “the Company”), a leader in bitcoin mining and application-specific digital infrastructure for emerging high-value compute, today released unaudited production and operations updates for March 2024.
“In the last full month before the halving, Core Scientific set the pace once again, earning more bitcoin than any other publicly listed miner in North America, and expanding our owned infrastructure to 745 megawatts,” said Adam Sullivan, Core Scientific’s Chief Executive Officer. “We expanded our energized self-mining hash rate in March to 19.3 exahash on our way to achieving our goal of 21.8 exahash by the end of 2024. This hash rate expansion resulted from deploying our first shipment of S21 bitcoin miners while relocating the prior generation miners they replaced to sites where they can operate more efficiently.”
“In support of our high-performance computing client, our Austin team has made outstanding progress by delivering the initial 16MW phase of infrastructure more than 30
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Core Scientific, Inc. March ‘24 Update - 2
days ahead of schedule, paving the way for our client to begin deploying their GPUs,” Mr. Sullivan added. “Across our business, Core Scientific is delivering results as we continue to execute on our plans and create shareholder value.”
Key Metrics Summary (unaudited)
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Core Scientific, Inc. March ‘24 Update - 3

Metric	March 2024	February 2024	January 2024	First Qtr.2024
Self-Mining Bitcoin Earned[1]	906	893	1,027	2,825
Hosting Bitcoin Earned by Customers[2]	309	307	354	970
Average Self-Mined Bitcoin Earned/Day	29.2	30.8	33.1	31.7
Self-Mining Energized Hash rate[3]	19.3	18.9	18.6	-
Hosting Energized Hash rate[4]	6.2	6.2	6.2	-
Total Energized Hash rate	25.6	25.1	24.8	-
Bitcoin Sold	981	952	1,114	2,888
Bitcoin Sales Proceeds ($USD)	Appx. $66.3 million	Appx. $46.7 million	Appx. $47.8 million	Appx. $160.8 million
Average Self-Mining Fleet Efficiency (J/TH)[5]	26.85	26.79	26.44	-
1 Self-Mining Bitcoin Earned represents bitcoin rewards earned by bitcoin miners owned and operated by Core Scientific
2 Hosting Bitcoin Earned represents estimated bitcoin rewards earned by customer-owned miners installed and operated by Core Scientific in our data centers, including bitcoin rewards earned by customers and paid to the Company pursuant to proceeds sharing agreements
3 Self-Mining Energized Hash Rate represents the total rated capacity of all Company-owned bitcoin miners installed and operating in Core Scientific’s data centers
4 Hosting Energized Hash Rate represents the total rated capacity of all hosted bitcoin miners owned by customers, installed and operated by Core Scientific in our data centers
5 Average Self-Mining Fleet Efficiency (J/TH) represents the weighted average power consumption in Joules per terahash based on the actual efficiency of each model of miner operating in Core Scientific’s owned self-mining fleet˙
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Core Scientific, Inc. March ‘24 Update - 4
Data Centers
As of month-end, the Company operated approximately 224,000 bitcoin miners in our data centers for both self-mining and hosting, representing a total energized hash rate of 25.6 EH/s at its data centers in Georgia, Kentucky, North Carolina, North Dakota and Texas.
Self-Mining
Core Scientific earned 906 bitcoin in March from its owned fleet of miners. As of month end, the Company operated approximately 173,000 owned bitcoin miners, representing approximately 77% of the bitcoin miners operating in its data centers and a total energized hash rate of 19.3 EH/s.
Hosting Services
In addition to its self-mining fleet, Core Scientific provided data center hosting services, technology and operating support for approximately 51,000 hosted, customer-owned bitcoin miners, representing approximately 23% of the bitcoin miners operating in the Company’s data centers as of March 31, 2024. Customer-owned bitcoin miners earned an estimated 309 bitcoin in March, including bitcoin rewards paid to the Company pursuant to proceeds sharing agreements.
Grid Support
The Company reduced the consumption of power at its data centers on several occasions in March, delivering 6,063 megawatt hours to local grid partners. By supporting the grid in such a fashion, Core Scientific helps grid operators keep power flowing to their customers when temperatures rise and air conditioning use increases, and when temperatures drop and heating use increases. Core Scientific works with utility companies and the communities in which it operates to enhance electrical grid stability.
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Core Scientific, Inc. March ‘24 Update - 5
New Miner Deployments
The Company received and deployed approximately 2,500 new Bitmain S21 miners at the end of March, the first delivery of the 2.5 EH/s order announced previously. The Company expects to receive and deploy the remaining S21s from this order by the end of April 2024. The prior generation miners replaced by the new S21s were relocated to Core Scientific’s Calvert City, KY data center and its Pecos, TX data center, where 21MW of new infrastructure has been energized, increasing the Company’s total owned operational infrastructure to 745 MW.
ABOUT CORE SCIENTIFIC
Core Scientific is one of the largest bitcoin miners and hosting solutions providers for bitcoin mining in North America. Transforming energy into high value compute with superior efficiency at scale, we employ our own large fleet of computers (“miners”) to earn bitcoin for our own account and provide hosting services for large bitcoin mining customers at our seven operational data centers in Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1) and Texas (2). We derive the majority of our revenue from earning bitcoin for our own account (“self-mining”). To learn more, visit www.corescientific.com
FORWARD LOOKING STATEMENTS AND EXPLANATORY NOTES
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s ability to scale and grow its business, source clean and renewable energy, the advantages and expected growth of the Company and the Company’s ability to source and retain talent. You can identify forward-looking
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Core Scientific, Inc. March ‘24 Update - 6
statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to earn digital assets profitably and to attract customers for our hosting capabilities; our ability to maintain our competitive position as digital asset networks experience increases in total network hash rate; our ability to raise additional capital to continue our expansion efforts or other operations; our need for significant electric power and the limited availability of power resources; the potential failure in our critical systems, facilities or services we provide; the physical risks and regulatory changes relating to climate change; potential significant changes to the method of validating blockchain transactions; our vulnerability to physical security breaches, which could disrupt our operations; a potential slowdown in market and economic conditions, particularly those impacting the blockchain industry and the blockchain hosting market; the identification of material weaknesses in our internal control over financial reporting; price volatility of digital assets and bitcoin in particular; the “halving” of rewards available on the Bitcoin network, or the reduction of rewards on other networks, affecting our ability to generate revenue as our customers may not have an adequate incentive to continue mining and customers may cease mining operations altogether; the potential that insufficient awards from digital asset mining could disincentivize transaction processors from expending processing power on a particular network, which could negatively impact the utility of the network and further reduce the value of its digital assets; the requirements of our existing debt agreements for us to sell our digital assets earned from mining as they are received, preventing us from recognizing any gain from appreciation in the value of the digital assets we hold; potential changes in the interpretive positions of the SEC or its staff with respect to digital asset mining firms; the increasing likelihood that U.S. federal and state legislatures and regulatory agencies will enact laws and regulations to regulate digital
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Core Scientific, Inc. March ‘24 Update - 7
assets and digital asset intermediaries; increasing scrutiny and changing expectations with respect to our ESG policies; the effectiveness of our compliance and risk management methods; the adequacy of our sources of recovery if the digital assets held by us are lost, stolen or destroyed due to third-party digital asset services; the effects of our emergence from bankruptcy on our financial results, business and business relationships; and our substantial level of indebtedness and our current liquidity constraints affecting our financial condition and ability to service our indebtedness. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
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